CONFORMED COPY


                          REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement is made and entered into as of May 7, 1999, by and between SMITHFIELD FOODS, INC., a Virginia corporation (the "Company") and each of JEFFREY S. MATTHEWS, CARROLL M. BAGGETT and JAMES O. MATTHEWS (each individually an "Investor" and collectively "the Investors").

                              W I T N E S S E T H :

      WHEREAS, the Company, the Investors and certain entities wholly-owned by the Investors are parties to an Acquisition Agreement dated as of May 3, 1999 (the "Acquisition Agreement"); and

      WHEREAS, upon the closing of the transactions contemplated thereby, such Investors will then hold respectively 2,185,333 shares, 2,185,333 shares and 2,185,334 shares of Common Stock (as defined below); and

      WHEREAS, the parties thereto and hereto desire, in view of the Acquisition Agreement and this Registration Rights Agreement, to cause to be cancelled the registration rights provided for in the Subscription Agreement dated as of September 3, 1992 between the Company and Carroll's Foods, Inc., a North Carolina corporation all of the stock of which is owned by the Investors ("Carroll's Foods");

      NOW, THEREFORE, for good and valuable consideration, the delivery and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      1.1 Defined Terms. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

            "Affiliate" means, as to any Person, any other Person which, directly or indirectly controls, is controlled by or is under common control with such person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

            "Agreement with Shareholders" means the Agreement with Shareholders dated as of the date hereof between the Company and each of the Investors.


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            "Common Stock" means the Common Stock, par value $.50 per share, of the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Holder" means, as of any time, a signatory hereto who is the registered holder (or who holds such securities in "street name" or otherwise through a nominee) and the beneficial owner of Registrable Securities.

            "Person"   means  an   individual,   partnership,   joint   venture,
corporation, trust, unincorporated organization or government or any department or agency thereof.

            "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

            "Registrable Securities" means (i) the 2,185,333, the 2,185,333 and the 2,185,334 shares of Common Stock held on the date hereof by Jeffrey S. Matthews, Carroll M. Baggett and James O. Matthews, respectively, (including for purposes of this definition the numbers of such shares initially held in escrow and eventually delivered to such Investors, and excluding any such escrowed shares returned to the Company, in each case pursuant to the terms of such escrow and the Acquisition Agreement), plus any further shares issued to them pursuant to post-closing adjustments contemplated by the Acquisition Agreement, in each case so long as such Investor is continuously a Holder thereof thereafter, and (ii) any securities issued or issuable in respect of or in exchange for any Registrable Securities referred to in clause (i) by way of a stock dividend or other distribution, stock split, reverse stock split or other combination of shares, recapitalization, reclassification, merger, consolidation or exchange offer and continuously held by such Investor thereafter. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration
Statement, (ii) such securities shall have been sold or otherwise transferred, or (iii) such securities shall have ceased to be outstanding.

            "Registration Expenses" has the meaning set forth in Section 2.4.

            "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

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

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.


                                   ARTICLE II.

                               REGISTRATION RIGHTS

      2.1 Demand Registration.

      (a) Requests for Registration. Subject to the provisions of paragraphs (b) and (c) of this Section 2.1, any Holder or Holders may at any time during the period beginning on the date hereof (subject to the share transfer restrictions provided for in the Agreement with Shareholders) and ending on the earlier to occur of (i) the first date that there are no Holders or fewer than 500,000 Registrable Securities and (ii) the seventh anniversary of the date hereof (the "Demand Registration Period") make a written request for registration under the Securities Act of all or any part of such Holder's or Holders' Registrable Securities (a "Demand Registration"). Such request shall specify the amount of Registrable Securities to be registered and the intended method or methods of disposition. If the Holders of a majority of the Registrable Securities to be registered in connection with a Demand Registration so elect (either in such written demand, and/or in their responses to the Company notice provided for in the next sentence), the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering, subject to the further provisions herein concerning underwritten offerings. Within 10 days after receipt of such request, the Company shall send written notice of such request to all Holders and shall, subject to the provisions of paragraphs (b),
(c), (d) and (e) of this Section 2.1, include in such Demand Registration all Registrable Securities with respect to which the Company receives written requests (specifying the amount of Registrable Securities to be registered and the intended method or methods of disposition) for inclusion therein within 20 days after such notice is sent; provided, however, that if all of the holders of Registrable Securities then outstanding acted together in making the initial request for a demand registration, the Company shall not be required to send any such notices and such notice periods shall not apply. The Company shall thereafter use reasonable best efforts to file with the SEC within the

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

applicable period specified in Section 2.3(a)(i) a Registration Statement registering all Registrable Securities that any Holders have requested the Company to register, for disposition in accordance with the intended method or methods set forth in their notices to the Company; provided, however, that nothing in this Agreement shall require the Company to file or maintain any registration statement pursuant to "Rule 415" or "shelf" procedures. The Company shall use reasonable best efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable after filing and to remain effective until the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein; provided, however, that, the Company shall not be required to use such efforts to cause the filing to remain effective for a period greater than 30 days following the date on which it was declared effective.

      (b) Number of Registrations. The Holders shall be entitled to request, and if requested the Company need effect only, an aggregate of six (6) Demand Registrations during the Demand Registration Period; provided, however, that the Company will not be obligated to comply with any such request unless (i) not less than 500,000 shares of Common Stock which are Registrable Securities are proposed to be registered in such Demand Registration, and (ii) at least 60 days have elapsed from the effective date of any registration statement for Common Stock of the Company (other than a registration statement on Form S-8 or any successor form), whether such registration statement was filed pursuant to any Demand Registration or otherwise by the Company.

      (c) Suspension of Registration. The Company shall have the right to delay the filing or effectiveness of a Registration Statement for any Demand Registration or to withdraw or require the Holders not to sell under any such Registration Statement, during up to two periods of not more than 90 days each in any consecutive twelve-month period during the Demand Registration Period if
(A) (i) the Company would, in accordance with the advice of its outside counsel, find it appropriate to disclose in the Prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Company's Board of Directors, as such judgment is set forth in a resolution of the Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company, or (B) the Company determines, in its reasonable business judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization, or other material transaction involving the Company or any of its subsidiaries; provided, however, that the Company promptly gives the Holders requesting registration thereof pursuant to paragraph (a) of Section 2.1 hereof a written notice of such finding, judgment or determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. In the event of such a Company notice, the Holders of a majority of the Registrable Securities to be offered and sold may by written notice to the Company, given prior to receiving a Company notice that such suspension has ended, withdraw the request for registration, and the request for registration shall not be counted for purposes of paragraph (b) of Section 2.1 hereof , and the Company shall be required (A) to pay in connection therewith all Registration Expenses and (B) to reimburse all out-of-pocket expenses incurred by the selling Holders to pay the reasonable fees and disbursements of their counsel and, to the extent the selling Holders prior to receiving the Company's notice have already agreed in writing so to reimburse the underwriters, if any, under such circumstances for their reasonable out-of-pocket costs and the reasonable fees and disbursements of their counsel, to reimburse such underwriters accordingly, in each case notwithstanding anything to the contrary contained herein (including Section 2.4).

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

      (d) Offering by the Company. The Company may include in any Demand Registration additional shares of capital stock to be sold for the Company's account pursuant to such registration; provided, however, that if the managing underwriter for a Demand Registration that involves an underwritten offering shall advise the Company that, in its or their opinion, the inclusion of the amount and kind of shares of capital stock to be sold for the Company's account would adversely affect the success of the offering for the selling Holders, then the number and kind of shares of capital stock to be sold for the Company's account shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's recommendation.

      (e) Reduction of Offering. In the event of a Demand Registration which is to be underwritten as contemplated by Section 2.1(a), if the managing underwriter or underwriters of such offering advise the Company in writing, with a copy to such Holders, that in its or their opinion the amount of Registrable Securities requested to be included in such Demand Registration is sufficiently large or otherwise likely to materially adversely affect the success of such offering (including, but not limited to, the offering price per share), the Company (i) will include in such registration the aggregate amount of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect (such amount to be allocated pro rata among the Holders of Registrable Securities on the basis of the total amount of Registrable Securities which had been requested to be included in such registration by such Holders) and (ii) will allow any securities other than Registrable Securities to be included in such registration only if all Registrable Securities requested to be included shall have been included.

      2.2 [Intentionally Omitted.]

      2.3 Registration Procedures.

      (a) The Company to Use Reasonable Best Efforts. In connection with the Company's Demand Registration obligations pursuant to Section 2.1 hereof, the Company shall use reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall use reasonable best efforts:

          (i) to prepare (and to offer the selling Holders, any managing underwriter and their respective counsels reasonable opportunity to participate in the preparation of) and to file with the SEC within 45 days after the delivery of the relevant request under Section 2.1 a Registration Statement or Registration Statements relating to

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

Demand Registrations on any appropriate form under the Securities Act, and to cause such Registration Statements to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under applicable law; provided, however, that nothing in this Agreement shall require the Company to file or maintain any registration statement pursuant to "Rule 415" or "shelf" procedures;

          (ii) with respect to Demand Registrations, to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in paragraph (a) of Section 2.1 and to cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the Securities Act and any rules and regulations promulgated thereunder; and otherwise to comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus Supplement;

          (iii) to notify the selling Holders and the managing underwriters, if any, promptly if at any time (A) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (B) any Registration Statement, or any post-effective amendment thereto, becomes effective, (C) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (D) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (E) the Company receives any notice that the qualification of any Registrable Securities for the sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualifications, or (F) any event occurs which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iv) to make every reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any U.S. jurisdiction, as soon as reasonably practicable;

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

          (v) to furnish each selling Holder a signed counterpart, addressed to it, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter, dated the effective date of such registration  statement  (and,  if such  registration  includes an  underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as the selling Holders and the managing underwriter may reasonably request; and to furnish to each selling Holder and each managing underwriter, if any, one signed copy of the Registration Statement or Registration Statements or any
post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference);

          (vi) to deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and to consent to the use of such Prospectus or any amendment or supplement thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment or supplement;

          (vii) prior to any public offering of Registrable Securities, to register or qualify, or to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such U.S. jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; with respect to Demand Registrations, to keep each such registration or qualification effective during the period set forth in paragraph
(a) of Section 2.1 that the applicable Registration Statement is required to be kept effective and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such

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Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not then so subject;

          (viii) to cooperate with the selling Holders and the underwriters, if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or managing underwriters may request at least two Business Days prior to any sale of Registrable Securities represented by such certificates;

          (ix) upon the occurrence of any event described in subclause (F) of clause (iii) of this paragraph (a), promptly to prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required document, so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading, and to cause such supplement or post-effective amendment to be filed or be effective as soon as reasonably practicable;

          (x) to take all other actions in connection therewith as are reasonably necessary or desirable in order to facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering to enter into an underwriting agreement in customary form, including, without limitation, customary indemnities;

          (xi) to make available for inspection by representatives of the Holders of Registrable Securities being sold pursuant to any Demand Registration and of the underwriters, if any, participating in such sale, copies or extracts of all pertinent financial and other records, corporate documents and properties of the Company as shall be reasonably necessary to enable such representatives to fulfill their due diligence responsibilities, and to cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives in connection with such Demand Registration; provided, however, that all information regarding such records, documents and properties shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order;

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          (xii) to comply with all applicable  rules and  regulations of the SEC relating to such Registration Statement and the distribution of the securities being offered or otherwise necessary in order to perform the Company's obligations under this paragraph (a);

          (xiii) to cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

          (xiv) to take all other reasonable steps necessary and appropriate to effect such registration in the manner contemplated by this Agreement.

      (b) Holders' Obligation to Furnish Information. The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request. If the failure by a Holder of Registrable Securities to furnish such information as expeditiously as possible would prevent (i) the Registration Statement relating to such registration from being declared effective by the SEC or (ii) members of the NASD from participating in the distribution of the Registrable Securities, the Company may exclude such Holder's Registrable Securities from such registration.

      (c) Suspension of Sales Pending Amendment of Prospectus. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subclause (C), (D), (E) or (F) of clause (iii) of paragraph (a) of this Section 2.3, such Holder will forthwith forego or delay the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by clause (ix) of such paragraph
(a), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense, except as hereinafter provided in this paragraph (c)) all copies, other than permanent file copies, then in such Holder's possession of any Prospectus covering such Registrable Securities. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the 30-day period described in paragraph (a) of Section 2.1 shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by clause (ix) of such paragraph (a) or shall have been advised in writing by the Company that the use of the applicable Prospectus may be resumed. Each Holder of Registrable Securities agrees that such Holder will, as expeditiously as possible, notify the Company at any time when a Prospectus relating to a Registration Statement covering such Holder's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event of the kind described in subclause (F) of clause
(iii) of paragraph (a) of this Section 2.3 as a result of any information

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provided  by such  Holder for  inclusion  in such  Prospectus  included  in such
Registration Statement and, at the request of the Company, as expeditiously as possible prepare and furnish to it such information as may be necessary so that, after incorporation into a supplement or amendment of such Prospectus as thereafter delivered to the purchasers of such Registrable Securities, the information provided by such Holder shall not include an untrue statement of a material fact or a misstatement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and, in such event the expenses of delivery to the Company of copies of any Prospectus in such Holder's possession will be at the expense of the Holder giving such notice pursuant to this sentence.

      2.4 Registration Expenses.

      All expenses incident to the Company's performance of or compliance with its obligations under this Agreement with respect to any Demand Registration, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities)), (iii) printing expenses (including expenses of printing
Prospectuses), (iv) messenger and delivery expenses, (v) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any "comfort" letters required by or incident to such performance or compliance), (vii) securities act liability insurance (if the Company elects to obtain such insurance), (viii) reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder, and (ix) reasonable fees and expenses of other Persons retained by the Company (all such expenses being herein referred to as "Registration Expenses"), shall be borne by the Company. The following costs and expenses shall be excluded from the term "Registration Expenses": (1) all underwriting discounts and commissions, (2) all applicable transfer taxes, if any, (3) the fees and disbursements of counsel retained by the selling Holders, (4) certain specified registration costs and expenses as provided in the last sentence of paragraph (c) of Section 2.3 hereof, and (5) except as provided in the first sentence of this Section 2.4, all other costs, fees and expenses incurred by any Holder in connection with the exercise of its registration rights hereunder (all of the amounts set forth in this sentence to be borne by the selling Holders of any Registrable Securities pro rata on the basis of the total number of Registrable Securities being registered by such Holders). Notwithstanding anything to the contrary contained herein, if a request for any Demand Registration is withdrawn by the selling Holders (other than a withdrawal made by the selling Holders during a delay of filing or effectiveness or withdrawal or requirement not to sell pursuant to a Company notice under Section 2.1(c)), the Holders of the Registrable Securities which were or were to be registered under such Demand Registration shall be responsible for all Registration Expenses.

      2.5 Indemnification.

      (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 hereof, the Company will, and hereby does, indemnify and hold harmless, to the extent permitted by law, the Holder of any Registrable Securities covered by such Registration Statement, and if applicable its directors, officers and agents or general and limited partners (and the directors, officer and agents thereof), each other Person who participates as an underwriter, if any, in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and reasonable out-of-pocket expenses (including any amounts paid in any settlement effected with the Company's consent) to which such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will reimburse such Holder and each such director, officer, agent, general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendments thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person, for use in the preparation thereof; and provided further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or Holder within the meaning of the Securities Act, under the indemnity agreement in this paragraph (a) of
Section 2.5 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, Holder or controlling Person results from the fact that such underwriter or Holder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus or of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company had previously furnished copies thereof to such underwriter or Holder and such final Prospectus, as then amended or supplemented, had corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person and shall survive the transfer of such securities by such underwriter or Holder.

      (b) Indemnification by the Selling Holders. In consideration of the Company's including any Registrable Securities in any Registration Statement filed in accordance with Section 2.1 hereof, the Holder of such Registrable Securities and any underwriter shall be deemed to have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.5) the Company and its directors, officers and agents and each person controlling the Company within the meaning of the Securities Act and all other prospective selling Holders and if applicable their directors, officers, agents, general and limited partners and respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers or any of their respective directors, officers, agents, general or limited partners or controlling Persons and shall survive the transfer of such Holder.

      (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 2.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein (i) shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 2.5, except to the extent that the failure results in the forfeiture by the indemnifying party of substantial rights (ii) will not, in any event, relieve the indemnifying party from any obligation to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel of its choosing; provided, however, that if, in any indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim, then such indemnified party shall have the right to participate in the defense of such claim and to employ counsel reasonably satisfactory to the indemnifying party at the indemnifying party's reasonable expense to represent such indemnified party; provided, however, that if the indemnified party or parties in such instance is a Holder(s), then one such firm of attorneys shall be selected by a majority of the indemnified parties based upon their respective percentage ownership of Registrable Securities covered by such Registration
Statement; and provided further, that if, in the reasonable judgment of any indemnified party, a conflict of interest between such indemnified party and any other indemnified parties exists in respect of such claim, each such indemnified party shall be entitled to one additional counsel reasonably satisfactory to the indemnifying party and the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. Once the indemnifying party has assumed the defense of any claim, no indemnified party will consent to entry of any judgment or enter into any settlement without the indemnifying party's consent to such judgment or settlement.

      (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 2.5 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

      (e) Contribution. If the indemnification provided for in this Section 2.5 is unavailable or insufficient to hold harmless an indemnified party under paragraphs (a) or (b) of Section 2.5 of this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, or damages or liabilities referred to in paragraphs (a) or (b) of Section 2.5 in such proportion as is appropriate to reflect the relative benefits received by and the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The Company agrees, and the Holders (in consideration of the Company's including any Registrable Securities in any Registration Statement filed in accordance with Section 2.1 hereof) and any underwriter shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this paragraph (e) of Section
2.5 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (e) of Section 2.5. The amount paid by an indemnified party as a result of the losses, claims, and damages or liabilities referred to in the first sentence of this paragraph (e) of Section
2.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (c) of Section
2.5 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph
(e) of Section 2.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything contained in this paragraph (e) of
Section 2.5 to the contrary, with respect to the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, (i) no Holder who is an indemnifying party shall be required pursuant to this paragraph (e) of
Section 2.5 to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Securities and (ii) no underwriter who is an indemnifying party shall be required to contribute any amount in excess of the discounts and commissions received by such underwriter.

      2.6 Rule 144; Nasdaq Listing.

      The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 (as it currently exists or as it may be amended, or any successor rule thereto) under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement stating whether it has complied with such information and requirements. The Company will use reasonable best efforts to maintain the listing of the Common Stock (including the Registrable Securities) on the Nasdaq National Market System or, at the option of the Company, a national securities exchange (including without limitation the New York Stock Exchange).

      2.7 Underwritten Registrations.

      (a) Selection of Underwriters. If any of the Registrable Securities covered by any Demand Registration are to be sold in an underwritten offering, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by the Holders of a majority of the Registrable Securities included in such offering; provided, however, that such underwriters and managing underwriters and the terms material to the Company of any underwriting agreement and other underwriting arrangements shall be subject to the prior written approval of the Company, which approval shall not be unreasonably withheld.

      (b) Agreements of Selling Holders. No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement or other underwriting arrangements approved by the Persons entitled hereunder to approve such agreements or arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements or other underwriting arrangements. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits with respect to such Holders as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus.

      (c) Underwriting Agreement. If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a Holder of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in
Section 2.5. Each Holder of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be a party to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder of Registrable Securities. Such Holder of Registrable Securities shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method or methods of disposition and any other representation required by law.

      2.8 Holdback Agreements.

      (a) Restrictions on Public Sales by Holders. To the extent not inconsistent with applicable law, each Holder of Registrable Securities whose securities are covered by a Registration Statement filed pursuant to Section 2.1 hereof who is timely notified in writing by the managing underwriter or underwriters in an underwritten public offering of such proposed offering shall not effect (other than as part of such underwritten offering) any public sale or distribution (including a sale pursuant to Rule 144) of any issue being registered, or any securities of the Company similar to any such issue, or any securities of the

Company convertible into or exchangeable or exercisable for any such issue or any similar issue, during the 10-day period prior to the effective date of the applicable Registration Statement, or during the period beginning on such effective date and ending 90 days after such date, except as part of such registration.

      (b) Restrictions on Public Sales by the Company. The Company shall not effect any public sale or distribution of any issue of the same class or series as Registrable Securities being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, exchange offer or other transaction comparable to or of the type specified in Rule 145(a) under the Securities Act), or any securities of the Company similar to any such issue or any securities of the Company convertible into or exchangeable or exercisable for any such issue, during the 10-day period prior to the effective date of the applicable Registration Statement, or during the period beginning on such effective date and ending 30 days after such effective date, except as part of such registration.

      2.9 Termination Agreement.

      Simultaneously with the execution and delivery of this Agreement, and as a condition thereto, the Company will execute and deliver, and the Investors will cause Carroll's Foods to execute and deliver, a Termination Agreement in the form attached as Exhibit A hereto.

      2.10 Controlling Agreements.

      Simultaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering the Termination Agreement, as contemplated by Section 2.9, and also an Escrow Agreement and an Agreement with Shareholders, each as contemplated by the Acquisition Agreement. The terms of such other agreements, to the extent of any conflict with the terms herein, shall control and govern over the terms of this Agreement.

      2.11 Adjustments.

      References to shares of Common Stock herein are subject to adjustment in the event of any stock split, combination, subdivision, exchange or stock dividend with respect to the Common Stock (for instance, upon a 2-for-1 stock split, the 500,000 share minimum stated in Section 2.1(b) would become a 1,000,000 share minimum), it being understood that the Company will not effect or permit to occur any such event which would materially adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in any registration under Section 2.1 or the marketability of such Registrable Securities under any such registration.

                                   ARTICLE III.

                                  MISCELLANEOUS

      3.1 Amendment and Waivers. This Agreement may be amended, and the Company or a Holder may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company or the Holder shall have obtained the written consent to such amendment, action or omission to act, of the Company and the Holders of at least a majority of the Registrable Securities then outstanding (and, in the case of any amendment, action or omission to act that adversely affects any Holder or group of Holders differently from any of the other Holders, the written consent of such Holder or a majority of the Registrable Securities held by such group of Holders). Holders shall be bound from and after the date of receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this
Section 3.1, whether or not the certificates representing such Registrable Securities shall have been marked to indicate such consent.

      3.2 Successors, Assigns and Transferees. This Agreement may not be transferred or assigned by the Company or by any Holder, other than by operation of law; provided, however, that a Holder or Holders may transfer or assign its rights with respect to any Registrable Securities under this Agreement to an investment bank which (A) has agreed in writing to be bound by the terms of this Agreement, (B) by such transfer then acquires from such Holder or Holders at least 500,000 Registrable Securities and (C) is receiving such shares for the purpose of effecting between such Holder or Holders and such investment bank a "collar" transaction or other substantially similar derivative security or other such transaction. This Agreement shall be binding upon and shall inure to the benefit of the Holders and the Company and their permitted successors, assigns and transferees.

      3.3 Integration. Subject to Section 2.10, this Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties thereto with respect to its subject matter; there are no restrictions, agreements, promises, rights, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein; and this Agreement supersedes all prior agreements and understandings of the parties hereto with respect to its subject matter.

      3.4 Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery,

                  if to the Company, to:

                  Smithfield Foods, Inc.
                  200 Commerce Street
                  Smithfield, Virginia 23430
                  Attention:  Secretary
                  Telecopier:  (757) 365-3017
                  Telephone Confirmation:  (757) 365-3004
                  with copies to:

                  McGuire, Woods, Battle & Boothe LLP
                  One James Center
                  901 East Cary Street
                  Richmond, Virginia 23219
                  Attention:  Sam Young Garrett
                  Telecopier:  (804) 775-1061
                  Telephone Confirmation:  (804) 775-4384

                  If to any Holders, to:

                  Jeffrey S. Matthews
                  Carroll M. Baggett
                  James O. Matthews
                  Post Office Box 707
                  Warsaw, North Carolina 28398

                  with a copy to:

                  Ward and Smith, P.A.
                  1001 College Court
                  P. O. Box 867
                  New Bern, North Carolina 28563-0867
                  Attention:  J. Troy Smith, Jr.
                  Telecopier:  (252) 636-2121
                  Telephone Confirmation:  (252) 633-1000

      All such notices and communications shall be deemed to have been given or made (i) when delivered by hand or by Federal Express or any other nationally recognized courier service, (ii) seven days after being deposited in the mail, postage prepaid, (iii) when telexed answer-back received or (iv) when telecopied, receipt acknowledged.

      3.5 Termination. This Agreement will terminate upon the earlier to occur of (i) the first date that there are no Holders or fewer than 500,000 Registrable Securities or (ii) the seventh anniversary of the date hereof.

      3.6  Descriptive  Headings.   The  headings  in  this  Agreement  are  for
convenience of reference only and shall not limit, expand or otherwise affect the meaning of the terms contained herein.

      3.7 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Company and the Holders shall be enforceable to the fullest extent permitted by law.

      3.8 Governing Law. This Agreement shall be governed by the internal law of the Commonwealth of Virginia, without regard to principles of conflicts of law.

      3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party's execution and delivery of this Agreement may be evidenced by physical delivery or by telecopier, facsimile or other written communication thereof to the other parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          SMITHFIELD FOODS, INC.


                                          By:   /S/ Richard J. M. Poulson
                                                -------------------------
                                          Name: Richard J. M. Poulson
                                          Title:      Vice President

                                          INVESTORS:


                                              /s/ Jeffrey S. Matthews
                                              -----------------------
                                                  Jeffrey S. Matthews



                                             /s/ Carroll M. Baggett
                                             ----------------------
                                                 Carroll M. Baggett



                                            /s/ James O. Matthews
                                            ---------------------
                                                James O. Matthews

                                                                  EXHIBIT A


                          FORM OF TERMINATION AGREEMENT


      Reference is made to the Subscription Agreement between the parties hereto dated as of September 13, 1992 (the "1992 Registration Rights Agreement"), and to the Registration Rights Agreement, dated as of May 7, 1999, which Smithfield Foods, Inc., a Virginia corporation, and each of Jeffrey S. Matthews, Carroll M. Baggett and James O. Matthews (such individuals being all the shareholders of Carroll's Foods, Inc.) propose to enter into today, replacing and superseding the 1992 Registration Rights Agreement.

      The parties hereto, being also the parties to the 1992 Registration Rights Agreement, hereby agree to terminate immediately the 1992 Registration Rights Agreement, which shall be of no further force or effect.

Dated:      May 7, 1999

                                          SMITHFIELD FOODS, INC.



                                          By:  __________________________
                                          Name:
                                          Title:


                                          CARROLL'S FOODS, INC.



                                          By:  __________________________
                                          Name:
                                          Title: